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                                                                       EXHIBIT 1


                                    AGREEMENT


         The undersigned hereby consent to the filing of this report on Schedule 13G on behalf of each of them.
Dated: May 4, 1998

                                             By   /s/ Wayne William Mills
                                                  ------------------------------
                                                  Wayne William Mills


                                              By   /s/ Tamara Kottom-Mills
                                                   -----------------------------
                                                   Tamara Kottom-Mills





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